UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
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SCHEDULE 14A INFORMATION

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AmNet Mortgage, Inc.
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Wachovia Media Contacts :
Christy Phillips 704.383.8178
Mary Eshet 704.383.7777

Wachovia Investor Contacts :
Jeff Richardson 704.383.8250
Elise Wilkinson 704.374.4393
Ellen Taylor 704.383.1381

AmNet Media Contacts :
Kasey Emmel 858.909.1335
Corinne Forti 805.498.0113

AmNet Investor Contacts:
Judith Berry 858.909.1230
Clay Strittmatter 858.909.1340

Press Release September 13, 2005

WACHOVIA TO ACQUIRE AMNET MORTGAGE IN $83 MILLION
ALL-CASH MERGER AT $10.30 PER SHARE

CHARLOTTE, N.C. and SAN DIEGO — Wachovia Corp. (NYSE:WB) and AmNet Mortgage, Inc. (NASDAQ:AMNT) today jointly announced that the companies have signed a definitive agreement under which Wachovia will acquire AmNet Mortgage, the parent company of American Mortgage Network (AmNet), a nationwide residential mortgage banker, for a purchase price of $10.30 per share in cash.  The approximate total value of the transaction (on a fully diluted basis) is $83 million.

AmNet Mortgage’s Board of Directors, with the unanimous recommendation of a special committee comprised of independent directors, has approved the proposed merger and has agreed to recommend that the company’s stockholders vote to approve it.

John M. Robbins, AmNet Mortgage’s Co-founder, Chairman and Chief Executive Officer, stated, “This merger gives our stockholders the ability to maximize the value of our mortgage banking business which has been created over the last four years. Our employees and our customers will also benefit from this alignment with a major financial institution.  AmNet Mortgage is delighted to become part of the Wachovia family and continue its tradition of excellence.”

AmNet has a nationwide branch network that serves over 7,000 mortgage brokers and specializes in a variety of residential mortgage products. In 2004, AmNet funded $9 billion in residential mortgage loans and is expected to fund $12-13 billion in 2005.  Mr. Robbins and other senior executives of AmNet have agreed to remain with the Company.

AmNet, which will remain headquartered in San Diego, will operate as a wholly owned subsidiary of Wachovia Bank, N.A. following the merger, which is expected to close in the fourth quarter of 2005.

“We are excited about the AmNet Mortgage acquisition, and the strategic alignment of our residential mortgage and securities businesses,” said Curtis Arledge, Managing Director and head of the Fixed Income Division in Wachovia Securities, Wachovia’s Corporate and Investment Banking unit.  “The expansion of our residential mortgage business reflects an important enhancement to our market-leading structured products capabilities.”

Wachovia also will continue to originate residential mortgages and home equity lines of credit through Wachovia Mortgage Corp., which offers a full array of first mortgage and home equity products and services for home purchase and refinance. The company serves low-to-moderate, middle market, and wealth customers with mortgage services nationwide.

The proposed merger is subject to customary conditions, including compliance with the pre-merger notification requirements of the Hart-Scott-Rodino Act and approval by AmNet Mortgage stockholders.

David Nierenberg, a member of AmNet Mortgage’s Board of Directors, has signed an agreement, both with respect to his personal shares and the shares of several investment funds of which his management company is the general partner, to vote those shares in support of the Wachovia merger agreement. The shares subject to this agreement aggregate approximately 19 % of the outstanding AmNet Mortgage shares.

Deloitte & Touche Corporate Finance LLC has acted as the AmNet Mortgage special committee’s financial adviser in connection with the proposed merger. Houlihan Lokey Howard & Zukin Financial Advisers, Inc has rendered to AmNet Mortgage’s special committee and the board an opinion as to the fairness of the per share merger price to AmNet Mortgage’s stockholders from a financial point of view.

About AmNet Mortgage

Headquartered in San Diego, AmNet Mortgage is the parent company of American Mortgage Network (AmNet).  AmNet originates loans for the national mortgage broker community through its network of branches and business-to-business over the Internet.

AmNet has loan production offices in Arizona, California, Colorado, Connecticut, Florida, Georgia, Illinois, Kansas, Minnesota, Nevada, New Hampshire, New Jersey, New York, North Carolina, Ohio, Oregon, Rhode Island, Utah, Virginia and Washington.  AmNet has a total of $1.9 billion in warehouse borrowing capacity and is approved to do business in 50 states and the District of Columbia either by license or exemption. For more information, please visit www.amnetmortgageinc.com.

About Wachovia

Wachovia (NYSE: WB) is one of the largest providers of financial services to retail, brokerage and corporate customers, with retail operations from Connecticut to Florida and west to Texas, and retail brokerage operations nationwide.  Wachovia had assets of $511.8 billion, market capitalization of $78.2 billion and stockholders’ equity of $47.9 billion at June 30, 2005. Its four core businesses, the General Bank, Capital Management, Wealth Management, and the Corporate and Investment Bank, serve 13 million household and business relationships primarily through 3,126 offices in 15 states and Washington, D.C.  Its full-service retail brokerage firm, Wachovia, LLC, also serves clients through 699 offices in 49 states and five Latin American countries.  Its Corporate and Investment Bank serves clients primarily in 10 key industry sectors nationwide. Global services are offered through 33 international offices. Online banking and brokerage products and services also are available through www.Wachovia.com.

Forward-Looking Statements

This press release includes “forward-looking statements.” The forward-looking statements contained herein include statements about the consummation of the proposed acquisition of AmNet Mortgage by Wachovia and the benefits of the proposed acquisition.  These statements are subject to inherent risks with regard to the satisfaction of the conditions to the closing of the acquisition and the timing of the closing if it occurs.  Additional information relating to the uncertainty affecting AmNet Mortgage’s business is contained in AmNet Mortgage’s filings with the Securities and Exchange Commission.  Any forward-looking statement speaks only as of the date on which such statement was made, and AmNet Mortgage and Wachovia do not undertake any obligation to (and expressly disclaims any such obligation to) update any forward-looking statement to reflect events or circumstances after the date on which such statement was made, or to reflect the occurrence of unanticipated events.

Caution Required by Certain Securities and Exchange Commission Rules

In connection with the proposed merger, AmNet Mortgage will be filing a proxy statement and other relevant documents concerning the transaction with the Securities and Exchange Commission.  INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER.  Investors and security holders can obtain a free copy of the proxy statement (when available) and other documents filed by AmNet Mortgage with the Securities and Exchange Commission at the Securities and Exchange Commission’s web site at http://www.sec.gov.  Free copies of the proxy statement (when available) and other documents filed by AmNet Mortgage with the Securities and Exchange Commission may also be obtained from AmNet Mortgage by directing a request to Investor Relations, AmNet Mortgage 10421 Wateridge Circle, Suite 250 San Diego, CA, 92121. (email address: IR@amnetmortgageinc.com).

AmNet Mortgage and its directors and its executive officers may be deemed, under Securities and Exchange Commission rules, to be soliciting proxies from AmNet Mortgage’s stockholders in favor of the proposed merger.  Information regarding the identity of these persons is set forth in a Schedule 14A filed by AmNet Mortgage with the Securities and Exchange Commission on July 6, 2005 relating to AmNet Mortgage’s 2005 annual meeting of stockholders and a Form 10-K/A filed by AmNet Mortgage with the Securities and Exchange Commission on July 6, 2004, both of which are available free of charge from the Securities and Exchange Commission or from AmNet Mortgage as indicated above.  Information regarding the interests of these persons in the solicitation will be more specifically set forth in the proxy statement concerning the proposed merger that will be filed by AmNet Mortgage with the Securities and Exchange Commission, which will be available free of charge from the Securities and Exchange Commission or from AmNet Mortgage as indicated above.

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